Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Reports 2012 Second Quarter Results

• Continued improvement in revenue and customer metrics
• Second quarter free cash flow of $285 million
• Second quarter operating cash flow margin of 49%, as adjusted
• Second quarter synergy cost savings of $9 million and $640 million since closing
• Access line annual loss rate improved to 7.6%
• Dividend payout ratio of 37% for the first 6 months of 2012

Stamford, Conn., July 31, 2012 — Frontier Communications Corporation (NASDAQ: FTR) today reported second quarter 2012 revenue of $1,258.8 million, operating income of $267.8 million and net income attributable to common shareholders of Frontier of $18.0 million, or $0.02 per share.  Non-GAAP adjusted net income attributable to common shareholders of Frontier would be $75.3 million, or $0.08 per share.

“Frontier’s second quarter 2012 showed solid revenue performance and the highest operating margin since the closing of our acquisition,” said Maggie Wilderotter, Chairman & CEO of Frontier Communications.  “Our strong results were positively impacted by our proactive revenue initiatives commenced in the second quarter to rationalize our product set and our customer pricing. Our new, residential tiered pricing gives customers flexibility and choice, which should enhance the run-rate of our financials for the second half of 2012.  During the quarter, we expanded our network’s broadband reach to an additional 60,000 households and are aggressively focused on increasing our overall network speeds over the next eighteen months. Frontier is also excited to be connecting 92,876 additional broadband homes through our $71.9 million receipt of the Federal Communications Commission’s Connect America Fund, which is aligned with our corporate goal of improved broadband connectivity for rural America and we will connect even more broadband households starting in Q4 2012 through our recent agreement with Hughes Network Systems.”

Net income attributable to common shareholders of Frontier was $18.0 million, or $0.02 per share, in the second quarter of 2012, as compared to $32.3 million, or $0.03 per share, in the second quarter of 2011.  The second quarter of 2012 includes a loss on the early extinguishment of debt of $70.8 million, integration costs of $28.6 million and severance and early retirement costs of $1.5 million, partially offset by an investment gain of $9.8 million (combined impact of $57.3 million or $0.06 per share after tax).  Excluding the impact of the aforementioned items, non-GAAP adjusted net income attributable to common shareholders of Frontier for the second quarter of 2012 would be $75.3 million, or $0.08 per share.

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Revenue for the second quarter of 2012 was $1,258.8 million as compared to $1,268.1 million in the first quarter of 2012 and $1,322.3 million in the second quarter of 2011.  The decrease in revenue for the second quarter of 2012 as compared to the second quarter of 2011 is attributable to decreases in the number of residential and business customers, switched access, data services and video revenue.

At June 30, 2012, the Company had 2,978,900 residential customers and 296,500 business customers. The Company’s broadband customer additions were 5,400 during the second quarter of 2012, reflecting an expected increase in conversion non-pay disconnects and less robust marketing promotions.  The Company had 1,781,300 broadband customers at June 30, 2012. The Company had net additions of 6,300 video customers during the second quarter of 2012, which includes 13,300 net additions of satellite TV customers and a net loss of 7,000 FiOS video customers.  The Company had 568,200 video customers at June 30, 2012.

Network access expenses and other operating expenses for the second quarter of 2012 were $655.3 million as compared to $667.2 million in the first quarter of 2012 and $704.7 million in the second quarter of 2011.  Other operating expenses included severance and early retirement costs of $1.5 million in the second quarter of 2012, $6.5 million in the first quarter of 2012 and $11.0 million in the second quarter of 2011.

Depreciation and amortization for the second quarter of 2012 was $307.0 million as compared to $357.3 million in the first quarter of 2012 and $359.0 million in the second quarter of 2011. Amortization expense decreased by $48.4 million in the second quarter of 2012 as compared to the first quarter of 2012, primarily due to the accelerated write-off of software licenses during the first quarter of 2012 as a result of the completed systems conversions.

Integration costs of approximately $28.6 million ($0.02 per share after tax) were incurred during the second quarter of 2012, as compared to approximately $35.1 million ($0.02 per share after tax) in the first quarter of 2012 and $20.3 million ($0.01 per share after tax) in the second quarter of 2011, in connection with our integration of the acquired properties. These nonrecurring costs in 2012 were incurred in connection with our successful conversion of the final nine states onto our platform of system applications in March 2012, and other ongoing network integration work.  Our integration costs and related capital expenditures will be completed by the end of 2012.

Operating income for the second quarter of 2012 was $267.8 million (reflecting lower depreciation and amortization, integration costs, network access expenses and other operating expenses as compared to the first quarter of 2012) and operating income margin was 21.3 percent as compared to operating income of $208.5 million and operating income margin of 16.4 percent in the first quarter of 2012 and operating income of $238.3 million and operating income margin of 18.0 percent in the second quarter of 2011.

Excluding integration costs and severance and early retirement costs, operating income and operating income margin for the three months ended June 30, 2012 would have been $297.9 million and 23.7 percent, respectively.  Excluding the comparable adjustments in each period, operating income and operating income margin for the three months ended March 31, 2012 would have been $250.1 million and 19.7 percent, respectively, and for the three months ended June 30, 2011 would have been $269.5 million and 20.4 percent, respectively.

Losses on early extinguishment of debt for the second quarter of 2012 reflects losses of $70.8 million ($0.04 per share after tax) recognized on the early extinguishment of debt.  In May 2012, the Company completed a registered offering of $500.0 million aggregate principal amount of 9.250% senior unsecured notes due 2021.  We received net proceeds of approximately $490.6 million from the offering which we used, along with cash on hand, to retire debt through a cash tender offer during the second quarter of 2012.  We retired early $400.0 million of the Company’s debt maturing in 2014 which had an effective interest cost of 10.855%, reflecting the fact that such notes were issued at a discount in April 2009.

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Interest expense for the second quarter of 2012 was $172.1 million as compared to $166.9 million in the second quarter of 2011, a $5.2 million increase, primarily due to lower capitalized interest in 2012.

Income tax expense for the second quarter of 2012 was $11.7 million as compared to $37.2 million in the second quarter of 2011, a $25.5 million decrease, due to lower pretax income and the comparable prior year period included a $10.5 million charge resulting from the enactment on May 25, 2011 of the Michigan Corporate Income Tax which eliminated certain future tax deductions.

Capital expenditures for Frontier business operations were $167.6 million for the second quarter of 2012 and $376.1 million for the first six months of 2012.  Capital expenditures related to integration activities were $12.2 million for the second quarter of 2012 and $27.9 million for the first six months of 2012.

Operating cash flow, as adjusted and defined by the Company in the attached Schedule B, was $620.4 million for the second quarter of 2012 resulting in an operating cash flow margin of 49.3 percent.  Operating cash flow, as reported, of $574.8 million has been adjusted to exclude $28.6 million of integration costs, $15.5 million of non-cash pension and other postretirement benefit costs, and $1.5 million of severance and early retirement costs for the second quarter of 2012.

Free cash flow, as defined by the Company in the attached Schedule A, was $284.9 million for the second quarter of 2012 and $538.0 million for the first six months of 2012.  The Company’s dividend represents a payout of 37 percent of free cash flow for the first six months of 2012.

Working Capital
At June 30, 2012, we had a working capital deficiency of $240.8 million, which includes the classification of certain debt maturing in the first quarter of 2013 of $522.7 million as a current liability.  We had a working capital surplus of $281.9 million at June 30, 2012, after excluding the debt classification.  We believe our operating cash flows, existing cash balances and existing revolving credit facility will be adequate to meet our working capital and other cash requirements.

2012 Guidance
For the full year of 2012, the Company’s expectations for capital expenditures and free cash flow, excluding integration costs and integration capital expenditures, are unchanged and within a range of $725 million to $775 million and $900 million to $1 billion, respectively.  We expect that in 2012 our cash taxes will be approximately $25 million. We expect to incur operating expenses and capital expenditures for integration activities of approximately $80 million and $40 million, respectively, in 2012.  We expect to make net contributions to our pension plan of approximately $30 million to $40 million in 2012, which reflects the positive impact of funding rate changes contained in the Highway Investment Act of 2012.

Non-GAAP Measures
The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow and operating cash flow.  A reconciliation of the differences between non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow and operating cash flow and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under GAAP and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs.  The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

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The Company believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the Company’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations.  In addition, the Company believes that non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow and operating cash flow, as the Company defines them, can assist in comparing performance from period to period, without taking into account factors affecting net income attributable to common shareholders of Frontier in the statement of operations, or cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.  The Company has shown adjustments to its financial presentations to exclude: $70.8 million of losses on the early extinguishment of debt for the quarter and six months ended June 30, 2012, with no comparable amounts in the other periods presented;  $9.8 million of investment gains for the quarter and six months ended June 30, 2012, with no comparable amounts in the other periods presented; $10.5 million of discrete tax items for the quarter and six months ended June 30, 2011, with no comparable amounts in the other periods presented; $28.6 million, $35.1 million and $20.3 million of integration costs in the quarters ended June 30, 2012, March 31, 2012 and June 30, 2011, respectively, and $63.7 million and $33.5 million of integration costs in the first six months of 2012 and 2011, respectively; $1.5 million, $6.5 million and $11.0 million of severance and early retirement costs in the quarters ended June 30, 2012, March 31, 2012 and June 30, 2011, respectively, and $8.0 million and $11.0 million of severance and early retirement costs in the first six months of 2012 and 2011, respectively; and in free cash flow and operating cash flow, $15.5 million, $12.4 million and $5.3 million of non-cash pension and other postretirement benefit costs in the quarters ended June 30, 2012, March 31, 2012 and June 30, 2011, respectively, and $27.9 million and $16.6 million of non-cash pension and other postretirement benefit costs in the first six months of 2012 and 2011, respectively, because investors have indicated to management that such adjustments are useful to them in assessing the Company and its results of operations.

Management uses these non-GAAP financial measures to (i) assist in analyzing the Company’s underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the Company’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions.  Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures.

These non-GAAP financial measures have certain shortcomings.  In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure.  Operating cash flow has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure.  Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.  The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.
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Conference Call and Webcast
The Company will host a conference call today at 4:30 P.M. Eastern time.  In connection with the conference call and as a convenience to investors, the Company furnished today on a Current Report on Form 8-K certain materials regarding second quarter 2012 results.  The conference call will be webcast and may be accessed at:

http://investor.frontier.com/eventdetail.cfm?eventid=114880

A telephonic replay of the conference call will be available for one week beginning at 7:30 P.M. Eastern time, July 31, 2012 via dial-in at 888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 719-457-0820, passcode 1556446.  A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers voice, broadband, satellite video, wireless Internet data access, data security solutions, bundled offerings and specialized bundles for residential customers, small businesses and home offices, and advanced business communications for medium and large businesses in 27 states.  Frontier’s approximately 15,300 employees are based entirely in the United States.  More information is available at www.frontier.com and www.frontier.com/ir.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance.  Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  These risks and uncertainties are based on a number of factors, including but not limited to:  the risk that the growth opportunities from the Transaction may not be fully realized or may take longer to realize than expected; the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our access lines that cannot be offset by increases in broadband subscribers and sales of other products and services; the effects of competition from cable, wireless and other wireline carriers; our ability to maintain relationships with customers, employees or suppliers; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, or changes in the enforcement or interpretation of such legislation and regulation; the effects of any unfavorable outcome with respect to any current or future legal, governmental or regulatory proceedings, audits or disputes; the effects of changes in the availability of federal and state universal funding to us and our competitors; our ability to adjust successfully to changes in the communications industry and to implement strategies for growth; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to customers; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulations; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of changes in both general and local economic conditions on the markets that we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenues and required levels of capital expenditures related to new construction of residences and businesses; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, pension and postemployment expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; our ability to successfully renegotiate union contracts in 2012 and thereafter; changes in pension plan assumptions and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2013 and beyond; the effects of customer bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; our ability to pay dividends on our common shares, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and liquidity; and the effects of severe weather events such as hurricanes, tornadoes, ice storms or other natural or man-made disasters. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings.  We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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INVESTOR CONTACT:	MEDIA CONTACT:
Gregory Lundberg	Brigid Smith
VP, Investor Relations & Assistant Treasurer	AVP Corporate Communications
(203) 614-5044	(203) 614-5042
greg.lundberg@FTR.com	brigid.smith@FTR.com

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TABLES TO FOLLOW
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Frontier Communications Corporation
Consolidated Financial Data

	For the quarter ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,
(Amounts in thousands, except per share amounts)	2012	2012	2011	2012	2011

Income Statement Data
Revenue	$1,258,777	$1,268,054	$1,322,255	$2,526,831	$2,668,952

Network access expenses	115,433	115,569	126,629	231,002	277,913
Other operating expenses (1)	539,911	551,583	578,096	1,091,494	1,158,436
Depreciation and amortization	307,047	357,300	358,986	664,347	710,243
Integration costs (2)	28,602	35,144	20,264	63,746	33,487
Total operating expenses	990,993	1,059,596	1,083,975	2,050,589	2,180,079

Operating income	267,784	208,458	238,280	476,242	488,873
Losses on early extinguishment of debt	(70,818)	-	-	(70,818)	-
Investment and other income (loss), net	8,804	5,588	(382)	14,392	9,203
Interest expense	172,054	164,862	166,864	336,916	334,279
Income before income taxes	33,716	49,184	71,034	82,900	163,797
Income tax expense	11,717	18,694	37,190	30,411	73,757
Net income (2)	21,999	30,490	33,844	52,489	90,040
Less: Income attributable to the noncontrolling interest in
a partnership	4,010	3,722	1,583	7,732	3,068
Net income attributable to common shareholders of Frontier	$17,989	$26,768	$32,261	$44,757	$86,972

Weighted average shares outstanding	991,183	988,873	989,357	989,869	989,480

Basic net income per share attributable to
common shareholders of Frontier (3)	$0.02	$0.03	$0.03	$0.04	$0.09

Non-GAAP adjusted net income per share attributable
to common shareholders of Frontier (3) (4)	$0.08	$0.05	$0.06	$0.13	$0.12

Other Financial Data
Capital expenditures - Business operations	$167,551	$208,522	$210,505	$376,073	$414,039
Capital expenditures - Integration activities	12,209	15,731	13,408	27,940	18,986
Operating cash flow, as adjusted (4)	620,363	619,834	633,770	1,240,197	1,260,207
Free cash flow (4)	284,867	253,160	242,390	538,027	495,247
Dividends paid	99,851	99,851	186,610	199,702	373,215
Dividend payout ratio (5)	35%	39%	77%	37%	75%

(1)
Includes severance and early retirement costs of $1.5 million, $6.5 million and $11.0 million for the quarters ended June 30, 2012, March 31, 2012 and June 30, 2011, respectively, and $8.0 million and $11.0 million for the six months ended June 30, 2012 and 2011, respectively.

(2)
Reflects integration costs of $28.6 million ($18.1 million or $0.02 per share after tax), $35.1 million ($21.7 million or $0.02 per share after tax) and $20.3 million ($12.5 million or $0.01 per share after tax) for the quarters ended June 30, 2012, March 31, 2012 and June 30, 2011, respectively. Reflects integration costs of $63.7 million ($39.8 million or $0.04 per share after tax) and $33.5 million ($20.7 million or $0.02 per share after tax) for the six months ended June 30, 2012 and 2011, respectively.

(3)	Calculated based on weighted average shares outstanding.
(4)	Reconciliations to the most comparable GAAP measures are presented in Schedules A, B and C at the end of these tables.
(5)	Represents dividends paid divided by free cash flow, as defined in Schedule A.

Frontier Communications Corporation
Consolidated Financial and Operating Data

	For the quarter ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,
(Amounts in thousands, except operating data)	2012	2012	2011	2012	2011

Selected Income Statement Data
Revenue:
Local and long distance services	$559,837	$ 572,162	$ 617,744	$ 1,131,999	$ 1,252,858
Data and internet services	454,706	450,670	461,599	905,376	920,126
Other	97,337	96,877	85,067	194,214	171,902
Customer revenue	1,111,880	1,119,709	1,164,410	2,231,589	2,344,886
Switched access and subsidy	146,897	148,345	157,845	295,242	324,066
Total revenue	$1,258,777	$ 1,268,054	$ 1,322,255	$ 2,526,831	$ 2,668,952

Other Financial and Operating Data
Revenue:
Residential	$535,089	$ 534,836	$ 576,304	$ 1,069,925	$ 1,165,470
Business	576,791	584,873	588,106	1,161,664	1,179,416
Customer revenue	1,111,880	1,119,709	1,164,410	2,231,589	2,344,886
Switched access and subsidy	146,897	148,345	157,845	295,242	324,066
Total revenue	$1,258,777	$ 1,268,054	$ 1,322,255	$ 2,526,831	$ 2,668,952

Residential customer metrics:
Customers - Legacy Frontier	1,047,036	1,066,537	1,123,506	1,047,036	1,123,506
- Acquired properties	1,931,860	1,972,381	2,128,453	1,931,860	2,128,453
Total residential customers	2,978,896	3,038,918	3,251,959	2,978,896	3,251,959

Revenue	$535,089	$ 534,836	$ 576,304	$ 1,069,925	$ 1,165,470
Products per residential customer (1)	2.51	2.50	2.40	2.51	2.40
Average monthly residential revenue per customer (2)	$58.19	$ 57.06	$ 57.71	$ 57.61	$ 57.51
Customer monthly churn - Legacy Frontier	1.43%	1.38%	1.34%	1.41%	1.34%
- Acquired properties	1.75%	1.66%	1.83%	1.70%	1.92%
Total residential customer monthly churn	1.63%	1.56%	1.66%	1.60%	1.73%

Business customer metrics:
Customers	296,458	302,142	326,763	296,458	326,763
Revenue	$576,791	$ 584,873	$ 588,106	$ 1,161,664	$ 1,179,416
Average monthly business revenue per customer	$642.38	$ 637.07	$ 593.90	$ 639.33	$ 587.37

Access line metrics:
Residential	3,130,090	3,196,951	3,428,911	3,130,090	3,428,911
Business	1,942,013	1,967,877	2,060,951	1,942,013	2,060,951
Total access lines	5,072,103	5,164,828	5,489,862	5,072,103	5,489,862

Legacy Frontier	1,814,061	1,844,010	1,930,838	1,814,061	1,930,838
Acquired properties	3,258,042	3,320,818	3,559,024	3,258,042	3,559,024
Total access lines	5,072,103	5,164,828	5,489,862	5,072,103	5,489,862

Average monthly total revenue per access line	$81.98	$ 81.04	$ 79.42	$ 81.49	$ 79.22
Average monthly customer revenue per access line	$72.41	$ 71.56	$ 69.94	$ 71.97	$ 69.60

Employees	15,332	15,479	14,930	15,332	14,930
Broadband subscribers	1,781,295	1,775,853	1,738,670	1,781,295	1,738,670
Video subscribers	568,154	561,878	554,218	568,154	554,218
Switched access minutes of use (in millions)	4,771	4,517	4,785	9,288	9,785

(1)
Products per residential customer: primary residential voice line, broadband and video products have a value of 1. Long distance, Frontier Secure, second lines, feature packages and dial-up have a value of 0.5.

(2)	Calculation excludes the Mohave Cellular Limited Partnership.

Frontier Communications Corporation
Condensed Consolidated Balance Sheet Data

(Amounts in thousands)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$410,014	$326,094
Accounts receivable, net	545,818	585,157
Other current assets	342,947	327,779
Total current assets	1,298,779	1,239,030

Restricted cash	105,591	144,680
Property, plant and equipment, net	7,481,896	7,547,523
Other assets - principally goodwill	8,259,329	8,498,535
Total assets	$17,145,595	$17,429,768

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$616,575	$94,016
Accounts payable and other current liabilities	922,977	1,058,200
Total current liabilities	1,539,552	1,152,216

Deferred income taxes and other liabilities	3,603,902	3,602,577
Long-term debt	7,670,517	8,205,841
Equity	4,331,624	4,469,134
Total liabilities and equity	$17,145,595	$17,429,768

Frontier Communications Corporation
Consolidated Cash Flow Data

(Amounts in thousands)
	For the six months ended June 30,
	2012	2011

Cash flows provided by (used in) operating activities:
Net income	$52,489	$90,040
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization expense	664,347	710,243
Stock based compensation expense	7,775	7,677
Pension/OPEB costs	27,853	16,560
Losses on early extinguishment of debt	70,818	-
Other non-cash adjustments	8,386	(6,735)
Deferred income taxes	27,158	51,133
Change in accounts receivable	31,696	29,705
Change in accounts payable and other liabilities	(136,003)	(49,414)
Change in other current assets	3,274	15,022
Net cash provided by operating activities	757,793	864,231

Cash flows provided from (used by) investing activities:
Capital expenditures - Business operations	(376,073)	(414,039)
Capital expenditures - Integration activities	(27,940)	(18,986)
Cash transferred from escrow	39,089	12,364
Other assets purchased and distributions received, net	(12,085)	(7,289)
Net cash used by investing activities	(377,009)	(427,950)

Cash flows provided from (used by) financing activities:
Long-term debt borrowings	500,000	-
Financing costs paid	(10,288)	-
Long-term debt payments	(536,968)	(78,024)
Premium paid to retire debt	(52,078)	-
Dividends paid	(199,702)	(373,215)
Repayment of customer advances for construction,
distributions to noncontrolling interests and other	2,172	(3,633)
Net cash used by financing activities	(296,864)	(454,872)

Increase/(Decrease) in cash and cash equivalents	83,920	(18,591)
Cash and cash equivalents at January 1,	326,094	251,263

Cash and cash equivalents at June 30,	$410,014	$232,672

Cash paid (received) during the period for:
Interest	$328,771	$328,728
Income taxes (refunds)	$(208)	$27,203

						Schedule A
Frontier Communications Corporation
Reconciliation of Non-GAAP Financial Measures

		For the quarter ended			For the six months ended
		June 30,	March 31,	June 30,	June 30,
	(Amounts in thousands)	2012	2012	2011	2012	2011

	Net Income to Free Cash Flow;
	Net Cash Provided by Operating Activities

	Net income	$21,999	$30,490	$33,844	$52,489	$90,040

	Add back:
	Depreciation and amortization	307,047	357,300	358,986	664,347	710,243
	Income tax expense	11,717	18,694	37,190	30,411	73,757
	Integration costs	28,602	35,144	20,264	63,746	33,487
	Pension/OPEB costs (non-cash) (1)	15,450	12,403	5,281	27,853	16,560
	Severance and early retirement costs (2)	1,480	6,529	10,959	8,009	11,044
	Stock based compensation	4,057	3,718	4,093	7,775	7,677

	Subtract:
	Cash paid (refunded) for income taxes	161	(369)	18,257	(208)	27,203
	Losses on early extinguishment of debt	(70,818)	-	-	(70,818)	-
	Other income (loss), net	8,591	2,965	(535)	11,556	6,319
	Capital expenditures - Business operations (3)	167,551	208,522	210,505	376,073	414,039
	Free cash flow (2)	284,867	253,160	242,390	538,027	495,247

	Add back:
	Deferred income taxes	11,394	15,764	23,389	27,158	51,133
	Non-cash (gains)/losses, net	26,356	17,658	5,638	44,014	17,502
	Other income (loss), net	8,591	2,965	(535)	11,556	6,319
	Cash paid (refunded) for income taxes	161	(369)	18,257	(208)	27,203
	Capital expenditures - Business operations (3)	167,551	208,522	210,505	376,073	414,039

	Subtract:
	Changes in current assets and liabilities	62,334	38,699	71,740	101,033	4,687
	Income tax expense	11,717	18,694	37,190	30,411	73,757
	Integration costs	28,602	35,144	20,264	63,746	33,487
	Pension/OPEB costs (non-cash) (1)	15,450	12,403	5,281	27,853	16,560
	Severance and early retirement costs (2)	1,480	6,529	10,959	8,009	11,044
	Stock based compensation	4,057	3,718	4,093	7,775	7,677
	Net cash provided by operating activities	$375,280	$382,513	$350,117	$757,793	$864,231

(1)
Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $16.5 million, $15.8 million and $15.3 million for the quarters ended June 30, 2012, March 31, 2012 and June 30, 2011, respectively, less cash pension contributions and certain OPEB costs/payments of $1.0 million, $3.4 million and $10.0 million for the quarters ended June 30, 2012, March 31, 2012 and June 30, 2011, respectively. Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $32.3 million and $31.2 million for the six months ended June 30, 2012 and 2011, respectively, less cash pension contributions and certain OPEB costs/payments of $4.4 million and $14.6 million for the six months ended June 30, 2012 and 2011, respectively.

(2)	The definition of free cash flow has been revised as of January 1, 2012 to add back severance and early retirement costs, with all prior periods conformed to the current calculation.
(3)	Excludes capital expenditures for integration activities.

											Schedule B
	Frontier Communications Corporation
	Reconciliation of Non-GAAP Financial Measures

		For the quarter ended June 30, 2012					For the quarter ended June 30, 2011
	(Amounts in thousands)
					Severance					Severance
				Non-cash	and Early				Non-cash	and Early
	Operating Cash Flow and	As	Integration	Pension/OPEB	Retirement	As	As	Integration	Pension/OPEB	Retirement	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$267,784	$28,602	$15,450	$1,480	$313,316	$238,280	$20,264	$5,281	$10,959	$274,784

	Add back:
	Depreciation and
	amortization	307,047	-	-	-	307,047	358,986	-	-	-	358,986
	Operating cash flow	$574,831	$28,602	$15,450	$1,480	$620,363	$597,266	$20,264	$5,281	$10,959	$633,770

	Revenue	$1,258,777				$1,258,777	$1,322,255				$1,322,255

	Operating income margin
	(Operating income divided
	by revenue)	21.3%				24.9%	18.0%				20.8%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	45.7%				49.3%	45.2%				47.9%

		For the quarter ended March 31, 2012

					Severance
				Non-cash	and Early
	Operating Cash Flow and	As	Integration	Pension/OPEB	Retirement	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$208,458	$35,144	$12,403	$6,529	$262,534

	Add back:
	Depreciation and
	amortization	357,300	-	-	-	357,300
	Operating cash flow	$565,758	$35,144	$12,403	$6,529	$619,834

	Revenue	$1,268,054				$1,268,054

	Operating income margin
	(Operating income divided
	by revenue)	16.4%				20.7%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	44.6%				48.9%

(1)
Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $16.5 million, $15.8 million and $15.3 million for the quarters ended June 30, 2012, March 31, 2012 and June 30, 2011, respectively, less cash pension contributions and certain OPEB costs/payments of $1.0 million, $3.4 million and $10.0 million for the quarters ended June 30, 2012, March 31 2012 and June 30, 2011, respectively.

											Schedule B
											(continued)
	Frontier Communications Corporation
	Reconciliation of Non-GAAP Financial Measures

		For the six months ended June 30, 2012					For the six months ended June 30, 2011
	(Amounts in thousands)
					Severance					Severance
				Non-cash	and Early				Non-cash	and Early
	Operating Cash Flow and	As	Integration	Pension/OPEB	Retirement	As	As	Integration	Pension/OPEB	Retirement	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$476,242	$63,746	$27,853	$8,009	$575,850	$488,873	$33,487	$16,560	$11,044	$549,964

	Add back:
	Depreciation and
	amortization	664,347	-	-	-	664,347	710,243	-	-	-	710,243
	Operating cash flow	$1,140,589	$63,746	$27,853	$8,009	$1,240,197	$1,199,116	$33,487	$16,560	$11,044	$1,260,207

	Revenue	$2,526,831				$2,526,831	$2,668,952				$2,668,952

	Operating income margin
	(Operating income divided
	by revenue)	18.8%				22.8%	18.3%				20.6%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	45.1%				49.1%	44.9%				47.2%

(1)
Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $32.3 million and $31.2 million for the six months ended June 30, 2012 and 2011, respectively, less cash pension contributions and certain OPEB costs/payments of $4.4 million and $14.6 million for the six months ended June 30, 2012 and 2011, respectively.

						Schedule C
Frontier Communications Corporation
Reconciliation of Non-GAAP Financial Measures

(Amount in thousands, except per share amounts)
	For the quarter ended
	June 30, 2012		March 31, 2012		June 30, 2011

Net income attributable to common		Earnings		Earnings		Earnings
shareholders of Frontier	Net Income	Per Share	Net Income	Per Share	Net Income	Per Share

GAAP, as reported	$17,989	$0.02	$26,768	$0.03	$32,261	$0.03
Losses on early extinguishment of debt	44,474	0.04	-	-	-	-
Integration costs	18,105	0.02	21,701	0.02	12,513	0.01
Severance and early retirement costs	937	-	4,032	-	6,767	0.01
Gain on investment in Adelphia	(6,191)	(0.01)	-	-	-	-
Discrete tax item	-	-	-	-	10,500	0.01
Non-GAAP, as adjusted (1)	$75,314	$0.08	$52,501	$0.05	$62,041	$0.06

	For the six months ended
	June 30, 2012		June 30, 2011

Net income attributable to common		Earnings		Earnings
shareholders of Frontier	Net Income	Per Share	Net Income	Per Share

GAAP, as reported	$44,757	$0.04	$86,972	$0.09
Losses on early extinguishment of debt	44,474	0.04	-	-
Integration costs	39,806	0.04	20,678	0.02
Severance and early retirement costs	4,969	0.01	6,820	0.01
Gain on investment in Adelphia	(6,191)	(0.01)	-	-
Discrete tax item	-	-	10,500	0.01
Non-GAAP, as adjusted (1)	$127,815	$0.13	$124,970	$0.12

(1) Non-GAAP, as adjusted may not sum due to rounding.